                                  EXHIBIT 11.1

                        AMERICA WEST HOLDINGS CORPORATION
                   COMPUTATION OF NET INCOME PER COMMON SHARE
               (IN THOUSANDS OF DOLLARS EXCEPT PER SHARE AMOUNTS)



                                                                                                                     |  PREDECESSOR
                                                                                      REORGANIZED COMPANY            |    COMPANY
                                                                           ----------------------------------------- |  ------------
                                                                                                        PERIOD FROM  |  PERIOD FROM
                                                                             YEAR ENDED DECEMBER 31,    AUGUST 26 TO |  JANUARY 1 TO
                                                                                                        DECEMBER 31, |   AUGUST 25,
                                                                               1996          1995           1994     |      1994
                                                                           ------------  ------------  ------------- |  ------------
                                                                                                                     |
PRIMARY EARNINGS PER SHARE                                                                                           |
Computation for Statements of Income:                                                                                |
   Income (loss) before extraordinary items .............................  $     9,610   $    54,770   $     7,846   | $  (203,268)
Adjustments for interest on debt reduction ..............................          474         1,487            --   |       2,584
Preferred stock dividend requirement ....................................           --            --            --   |          --
                                                                           -----------   -----------   -----------   | -----------
Income (loss) applicable to common stock before extraordinary items .....       10,084        56,257         7,846   |    (200,684)
Extraordinary items, net ................................................       (1,105)         (984)           --   |     257,660
                                                                           -----------   -----------   -----------   | -----------
Income applicable to common stock .......................................  $     8,979   $    55,273   $     7,846   | $    56,976
                                                                           ===========   ===========   ===========   | ===========
Weighted average number of common shares outstanding ....................   44,895,406    45,177,291    45,126,899   |  25,470,671
Assumed exercise of stock options and warrants (a) ......................    2,739,868     2,488,216            --   |   3,079,258
                                                                           -----------   -----------   -----------   | -----------
Weighted average number of common shares outstanding as adjusted ........   47,635,274    47,665,507    45,126,899   |  28,549,929
                                                                           ===========   ===========   ===========   | ===========
Primary earnings per common share:                                                                                   |
   Income (loss) before extraordinary items .............................  $      0.21   $      1.18   $       .17   | $     (7.03)
   Extraordinary items ..................................................         (.02)         (.02)           --   |        9.02
                                                                           -----------   -----------   -----------   | -----------
   Net income ...........................................................  $      0.19   $      1.16   $       .17   | $      1.99
                                                                           ===========   ===========   ===========   | ===========
Computation of primary earnings per share--antidilutive calculation                                                  |
   under modified treasury stock method submitted in accordance with                                                 |
   Regulation S-K Item 601(b)(11)                                                                                    |
Income before extraordinary items .......................................                              $     7,846   |
Preferred stock dividend requirement ....................................                                       --   |
Interest adjustment net of taxes ........................................                                      870   |
                                                                                                       -----------   |
Income applicable to common stock before extraordinary items ............                                    8,716   |
Extraordinary items, tax benefit ........................................                                       --   |
                                                                                                       -----------   |
Income applicable to common stock .......................................                              $     8,716   |
                                                                                                       ===========   |
Weighted average number of common shares outstanding ....................                               45,126,899   |
Assumes exercise of stock options and warrants ..........................                                2,011,352   |
                                                                                                       -----------   |
Weighted average number of common shares as adjusted ....................                               47,138,251   |
                                                                                                       ===========   |
Primary earnings per common share:                                                                                   |
   Income before ........................................................                              $       .18   |
   Extraordinary items ..................................................                                       --   |
                                                                                                       -----------   |
   Net income (b) .......................................................                              $       .18   |
                                                                                                       ===========   |
FULLY DILUTED EARNINGS PER SHARE                                                                                     |
Computation for Statements of Income:                                                                                |
   Income (loss) before extraordinary items .............................  $     9,610   $    54,770   $     7,846   | $  (203,268)
   Adjustment for interest on debt reduction ............................          171           851           870   |       2,520
   Preferred stock dividend requirement .................................           --            --            --   |          --
                                                                           -----------   -----------   -----------   |  -----------
   Income (loss) applicable to common stock before extraordinary items ..        9,781        55,621         8,716   |    (200,748)
   Extraordinary items ..................................................       (1,105)         (984)           --   |     257,660
                                                                           -----------   -----------   -----------   | -----------
   Net income ...........................................................  $     8,676   $    54,637   $     8,716   | $    56,912
                                                                           ===========   ===========   ===========   | ===========
   Weighted average number of common shares outstanding .................   44,895,406    45,177,291    45,126,899   |  25,470,671
   Assumed exercise of stock options and warrants (a) ...................    3,049,100     2,488,216     2,011,352   |   3,079,258
                                                                           -----------   -----------   -----------   | -----------
   Weighted average number of common shares outstanding as adjusted .....   47,944,506    47,665,507    47,138,251   |  28,549,929
                                                                           ===========   ===========   ===========   | ===========
Fully diluted earnings per common share:                                                                             |
   Income (loss) before extraordinary items .............................  $      0.20   $      1.17   $       .18   | $     (7.03)
   Extraordinary items ..................................................         (.02)         (.02)           --   |        9.02
                                                                           -----------   -----------   -----------   | -----------
   Net income ...........................................................  $      0.18   $      1.15   $       .18(b)| $      1.99
                                                                           ===========   ===========   ===========   | ===========
Additional Fully Diluted Computation:                                                                                |
   Additional adjustment to net income as adjusted per fully                                                         |
       diluted computation above ........................................                                            |
   Income (loss) before extraordinary items as adjusted per fully                                                    |
       diluted computation above ........................................  $     9,610   $    54,770   $     7,846   | $  (203,268)
   Add--Interest on 7.75% subordinated debentures, net of taxes .........                                       --   |          --
   Add--Interest on 7.5% subordinated debentures, net of taxes ..........                                       --   |          --
   Add--Interest on 11.5% subordinated debentures, net of taxes .........                                       --   |          --

                                                                                                                      | PREDECESSOR
                                                                                       REORGANIZED COMPANY            |   COMPANY
                                                                            ------------------------------------------|------------
                                                                                                         PERIOD FROM  | PERIOD FROM
                                                                              YEAR ENDED DECEMBER 31,    AUGUST 26 TO | JANUARY 1 TO
                                                                                                         DECEMBER 31, |  AUGUST 25,
                                                                                1996          1995           1994     |     1994
                                                                            ------------  ------------  --------------| ------------
                                                                                                                      |
FULLY DILUTED EARNINGS PER SHARE                                                                                      |
   Add interest on debt reduction, net of taxes ..........................          837           851           870   |       2,520
                                                                            -----------   -----------   -----------   | -----------
   Income (loss) before extraordinary items as adjusted ..................       10,447        55,621         8,716   |    (200,748)
   Extraordinary items, net ..............................................       (1,105)         (984)           --   |      257,660
                                                                            -----------   -----------   -----------   | -----------
   Net income ............................................................  $     9,342   $    54,637   $     8,716   | $    56,912
                                                                            ===========   ===========   ===========   | ===========
   Additional adjustment to weighted average number of shares                                                         |
       outstanding .......................................................           --            --            --   |          --
   Weighted average number of shares outstanding as adjusted per fully                                                |
       diluted computation above .........................................   47,944,506    47,665,507    47,138,251   |  28,549,929
   Additional dilutive effect of outstanding options and warrants ........      434,376            --            --   |          --
Additional dilutive effect of assumed conversion of preferred stock:                                                  |
   Series A 9.75% ........................................................           --            --            --   |          --
   Series B 10.5% ........................................................           --            --            --   |          --
   Series C 9.75% ........................................................           --            --            --   |      73,099
Additional dilutive effect of assumed conversion of 7.75% subordinated                                                |
   debenture .............................................................           --            --            --   |   2,257,558
Additional dilutive effect of assumed conversion of 7.5% subordinated                                                 |
   debenture .............................................................           --            --            --   |   2,264,932
Additional dilutive effect of assumed conversion of 11.5% subordinated                                                |
   debenture .............................................................           --            --            --   |   7,306,865
                                                                            -----------   -----------   -----------   | -----------
Weighted average number of common shares outstanding as adjusted .........   48,378,882    47,665,507    47,138,251   |  40,452,383
                                                                            ===========   ===========   ===========   |===========
Fully diluted earnings per common share:                                                                              |
   Income (loss) before extraordinary items ..............................  $       .21   $      1.17   $       .18   | $     (4.96)
   Extraordinary items, net ..............................................         (.02)         (.02)           --   |        6.37
                                                                            -----------   -----------   -----------   | -----------
   Net income ............................................................  $       .19   $      1.15   $       .18(b)| $      1.41
                                                                            ===========   ===========   ===========   | ===========

---------------

(a) The stock options and warrants are included only in the periods in which they are dilutive.

(b) The calculation is submitted in accordance with Regulation S-K Item 601(b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an antidilutive result.